UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

CHEMBIO DIAGNOSTICS, INC.

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd. Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Matters.

Contract with Biomedical Advanced Research and Development Authority (BARDA)

On December 2, 2020, we issued a press release titled “Chembio Diagnostics Awarded $12.7 Million by BARDA for Development of Rapid DPP Respiratory Antigen Panel and 510(k) Submission of the Rapid DPP SARS-CoV-2 Antigen Test System.” A copy of the press release is included as Exhibit 99.1 to this report.

Response Letter from Food and Drug Administration (FDA)

On December 3, 2020, we received from the FDA a letter responding to the request we submitted in September 2020 for an emergency use authorization, or EUA, for the DPP SARS CoV-2 IgM/IgG with DPP Micro Reader, which we refer to as the IgM/IgG EUA, intended for use in the detection of antibodies to SARS-CoV-2. The response letter states that, given the volume of EUA requests it has received, the FDA is prioritizing review of EUA requests for tests, taking into account a variety of factors such as the public health need for the product and the availability of the product. The response letter further states that the FDA has determined that review of the IgM/IgG EUA request is not a priority because, for example, authorization of the test would have relatively limited impact on testing accessibility or testing capacity, and therefore the FDA has declined to review the IgM/IgG EUA request at this time.

We intend to work with the FDA to seek to establish priority for our IgM/IgG EUA, based on our belief that the DPP SARS CoV-2 IgM/IgG with DPP Micro Reader would increase testing accessibility. We cannot assure you, however, that we will be successful in our efforts to obtain FDA review of our IgM/IgG EUA or that FDA authorization of the IgM/IgG EUA will ever be obtained.

The response letter received with respect to our IgM/IgG EUA has no effect on our pending request, which we submitted in October 2020, for an EUA for the DPP SARS-CoV-2 Antigen test system.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

Exhibit No.	Description
99.1
Press release of Chembio Diagnostics, Inc., dated December 2, 2020, titled “Chembio Diagnostics Awarded $12.7 Million by BARDA for Development of Rapid DPP Respiratory Antigen Panel and 510(k) Submission of the Rapid DPP SARS-CoV-2 Antigen Test System.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Dated: December 4, 2020	By:	/s/ Richard L. Eberly
Chief Executive Officer and President